As filed with the Securities and Exchange Commission on April 29, 2005
                                                      1940 Act File No. 811-2589





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM N-1A


                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940    [ ]

                                AMENDMENT NO. 29             [X]



                            EATON VANCE SERIES TRUST
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)


                            The Eaton Vance Building
                       255 State Street, Boston, MA 02109
                       ----------------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
               (Registrant's Telephone Number including Area Code)



                                 Alan R. Dynner
     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
                     (Name and address of agent for service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409) is incorporated by reference from Amendment No. 105 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the "1933 Act") (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on April 29, 2005 (Accession No. 0000940394-05-000449). The Amendment contains a prospectus (the "Feeder Fund prospectus") and statement of additional information ("Feeder Fund SAI") for Eaton Vance Tax-Managed Growth Fund 1.2 (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio. Certain investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

                                     PART A

     Responses to Items 1, 2,3 and 8 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

     (a) Eaton Vance series Trust (the "Registrant" or the "Trust") is an open-end diversified management investment company. The investment objective of Eaton Vance Tax-Managed Growth Fund 1.0 (the "Fund"), the sole series of the Registrant, is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Trustees intend to submit any proposed change, that would be material to shareholders for approval.

     (b) and (c) The Fund seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risks from "Fund Summary" and "Investment Objective and Principal Policies and Risks" in the Feeder Fund prospectus.

     (d) Registrant incorporates by reference the description of the Portfolio's policies and procedures with respect to the disclosure of portfolio holdings information from "Information about the Fund" under "Shareholder Account Features" in the Feeder Fund prospectus.

Item 5. Management, Organization, and Capital Structure

     (a)  Registrant   incorporates  by  reference  information  concerning  the
Portfolio's management from "Management and Organization" in the Feeder Fund prospectus.

     (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from "Management and Organization" in the Feeder Fund SAI.

Item 6. Shareholder Information

     (a) Pricing

     The Fund values its shares once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Fund's net asset value per share is determined by its custodian, Investors Bank & Trust Company ("IBT"), (as agent for the Registrant) in the manner authorized by the Trustees of the

Trust. Net asset value is computed by dividing the value of the Fund's total assets, less its liabilities, by the number of Fund shares outstanding. Because the Fund invests its assets in an interest in the Portfolio, the Fund's net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio's assets and liabilities).

     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Shares" in the Feeder Fund Prospectus and from "Calculation of Net Asset Value" in the Feeder Fund SAI.

     (b) Purchase of Fund Shares

     Not applicable. Registrant does not offer shares of the Fund for sale.

     (c) Redemption of Fund Shares

     A shareholder has the right to redeem Fund shares by delivering to the transfer agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed. A shareholder can obtain a signature guarantee at certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

     The Registrant reserves the right to pay the redemption or repurchase price of Fund shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed would be valued pursuant to the Portfolio's valuation procedures. If the portfolio securities so distributed are sold by the redeeming shareholder, brokerage commissions or other transaction costs will be incurred in connection with such sale.

     The right to redeem shares of the Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "SEC"), or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), if an emergency exists as determined by the SEC which makes it impracticable for the Portfolio or the Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

     (d) Dividends and Distributions

     Distributions from net investment income are paid at least quarterly and distributions from net realized long-term capital gains are paid at least annually. These distributions are paid in shares of the Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash.

     (e) Frequent Purchases and Redemptions of Fund Shares

     In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs. The Boards of Trustees of the Eaton Vance Funds have adopted policies for the Feeder Fund to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Feeder Fund shares, which should also minimize any potentially detrimental effects on the Portfolio.

     (f) Tax Consequence

     Since the Fund intends to distribute substantially all of its net investment income and net realized long-term capital gains to shareholders, it is not expected that the Fund will be required to pay any federal income taxes on such income and capital gains. However, shareholders of the Fund normally will have to pay federal income taxes and any state or local taxes, on any such distributions from investment income.

     After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

Item 7. Distribution Arrangements

     (a) and (b) Not applicable

     (c) Whenever the Fund as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. The Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require a Fund to withdraw its investment in the Portfolio or take other appropriate action. The Fund can withdraw from the Portfolio at any time.

     In the event the Fund withdraws all of its assets from the Portfolio, or the Board of Trustees of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Fund, such Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund's assets in accordance with its investment objective. The Fund's investment performance may be affected by a withdrawal of all its assets (or the assets of another investor) from the Portfolio.

                                     PART B

Item 9. Cover Page and Table of Contents

     Not applicable

Item 10. Fund History

     Registrant is a Massachusetts business trust organized on June 24, 1996. Registrant currently has one series, Eaton Vance Tax-Managed Growth Fund 1.0 (the "Fund"). Prior to March 1, 2001, the Fund was known as Capital Exchange Fund.

Item 11. Description of the Fund and Its Investments and Risks

     Registrant is an open-end diversified management investment company.

     Part A contains information about the investment objective and policies of the Fund. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Strategies and Risks" and "Investment Restrictions" in the Feeder Fund SAI. The Fund is subject to the same investment restrictions as the Portfolio. Registrant incorporates by reference the Portfolio's portfolio turnover rates from "Financial Highlights" in the Feeder Fund prospectus.

Item 12. Management of the Fund

     (a) - (b) Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management and Organization" in the Feeder Fund SAI. The Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio's Board.

                                                                                                     Number of
                                                                                                   Portfolios in
                                                                                                   Fund Complex       Other
                         Position(s) with the   Term of Office and   Principal Occupations(s)       Overseen By   Directorships
Name and Date of Birth      Fund/Portfolio      Length of Service     During Past Five Years        Trustee(1)        Held
----------------------   --------------------   ------------------   ------------------------      -------------  -------------
INTERESTED TRUSTEES

 JAMES B. HAWKES         Trustee                Trustee of the        Chairman, President and          197        Director of EVC
 11/9/41                                        Trust since 1997,     Chief Executive Officer of
                                                Vice President from   BMR, Eaton Vance, EVC and
                                                1996 to 1997 and      EV; Vice President and
                                                President 1997 to     Director of EVD.  Trustee
                                                2002; Trustee of      and/or officer of 197
                                                the Portfolio since   registered investment
                                                1997 and President    companies in the Eaton Vance
                                                1995 to 2002          Fund Complex.  Mr. Hawkes is
                                                                      an interested person because
                                                                      of his positions with BMR,
                                                                      Eaton Vance EVC and EV, which
                                                                      are affiliates of the Fund
                                                                      and the Portfolio.

 BENJAMIN C. ESTY        Trustee                Trustee of the        Professor, Harvard University    135        None
 1/2/63                                         Trust and the         Graduate School of Business
                                                Portfolio since       Administration (since 2003).
                                                April 29, 2005        Formerly, Associate Professor,
                                                                      Harvard University Graduate
                                                                      School of Business
                                                                      Administration (2000-2003).

NONINTERESTED TRUSTEES

 SAMUEL L. HAYES, III    Trustee                Trustee of the        Jacob H. Schiff Professor of     197        Director of
 2/23/35                                        Trust since 1996;     Investment Banking Emeritus,                Tiffany & Co.
                                                of the Portfolio      Harvard University Graduate                 (specialty
                                                since 1995;           School of Business                          retailer) and
                                                Chairman of the       Administration.                             Telect, Inc.
                                                Board since 2005                                                  (telecommunication
                                                                                                                  services company)

 WILLIAM H. PARK         Trustee                Since 2003            President and Chief Executive    197        None
 9/19/47                                                              Officer, Prizm Capital
                                                                      Management, LLC (investment
                                                                      management firm) (since
                                                                      (2002). Executive Vice
                                                                      President and Chief
                                                                      Financial Officer, United
                                                                      Asset Management Corporation
                                                                      (a holding company owning
                                                                      institutional investment
                                                                      management firms)
                                                                      (1982-2001).

 RONALD A. PEARLMAN      Trustee                Since 2003            Professor of Law, Georgetown     197        None
 7/10/40                                                              University Law Center (since
                                                                      1999). Tax Partner, Covington
                                                                      & Burling, Washington, DC
                                                                      (1991-2000).

                                      B-2

                                                                                                     Number of
                                                                                                   Portfolios in
                                                                                                   Fund Complex       Other
                         Position(s) with the   Term of Office and   Principal Occupations(s)       Overseen By   Directorships
Name and Date of Birth      Fund/Portfolio      Length of Service     During Past Five Years        Trustee(1)        Held
----------------------   --------------------   ------------------   ------------------------      -------------  -------------
 NORTON H. REAMER        Trustee                Trustee of the        President, Chief Executive       197        None
 9/21/35                                        Trust since 1996;     Officer and a Director of
                                                of the Portfolio      Asset Management Finance
                                                since 1995            Corp. (a specialty finance
                                                                      company serving the
                                                                      investment management
                                                                      industry) (since October
                                                                      2003). President, Unicorn
                                                                      Corporation (an investment
                                                                      and financial advisory
                                                                      services company) (since
                                                                      September 2000). Formerly,
                                                                      Chairman and Chief Operating
                                                                      Officer, Hellman, Jordan
                                                                      Management Co., Inc. (an
                                                                      investment management
                                                                      company) (2000-2003).
                                                                      Formerly, Advisory Director
                                                                      of Berkshire Capital
                                                                      Corporation (investment
                                                                      banking firm) (2002-2003).
                                                                      Formerly Chairman of the
                                                                      Board, United Asset
                                                                      Management Corporation (a
                                                                      holding company owning
                                                                      institutional investment
                                                                      management firms) and
                                                                      Chairman, President and
                                                                      Director, UAM Funds (mutual
                                                                      funds) (1980-2000).

 LYNN A. STOUT           Trustee                Since 2003            Professor of Law, University     197        None
 9/14/57                                                              of California at Los Angeles
                                                                      School of Law (since July
                                                                      2001). Formerly, Professor of
                                                                      Law, Georgetown University
                                                                      Law Center.

 RALPH F. VERNI          Trustee                Trustee of the        Consultant and private           135       Director of W.P.
 1/26/43                                        Trust and the         investor (since 2000). Formerly            Carey & Company LLC
                                                Portfolio since       President and Chief Executive              (manager of real
                                                April 29, 2005        Officer, Redwood Investment                estate investment
                                                                      Systems, Inc. (software                    trusts)
                                                                      developer (2000).  Formerly,
                                                                      President and Chief Executive
                                                                      Officer, State Street Research
                                                                      & Management (investment
                                                                      adviser), SSRM Holdings (parent
                                                                      of State Street Research &
                                                                      Management), and SSR Realty
                                                                      (institutional realty manager)
                                                                      (1992-2000).

(1)  Includes both master and feeder funds in a master-feeder structure.

                         Position(s) with the   Term of Office and
Name and Date of Birth      Fund/Portfolio      Length of Service      Principal Occupations(s) During Past Five Years
----------------------   --------------------   ------------------     -----------------------------------------------
DUNCAN W. RICHARDSON     President of the       President of the       Senior Vice President and Chief Investment Officer of Eaton
10/26/57                 Trust and the          Trust and the          Vance and BMR. Officer of 48 investment companies managed by
                         Portfolio              Portfolio since        Eaton Vance or BMR.
                                                2002, Vice President
                                                of the Portfolio
                                                1995 to 2002

THOMAS E. FAUST JR.     Vice President of       Vice President of     Executive Vice President and Chief Investment Officer of BMR
5/31/58                 the Trust and the       the Trust since       and Eaton Vance. Chief Executive Officer of Belair Capital
                        Portfolio               1998, Vice President  Fund LLC, Belcrest Capital Fund LLC, Belmar Capital Fund LLC,
                                                of the Portfolio      President of the Belport Capital Fund LLC and Belrose Capital
                                                since 2002            Fund LLC (private Portfolio since 2002 investment companies sponsored by Eaton Vance). Officer of 61 investment companies managed by Eaton Vance or BMR.

MICHELLE A. GREEN       Treasurer of the        Since 2002            Vice President of Eaton Vance and BMR. Chief Financial Officer
8/25/69                 Trust and the                                 of Belair Capital Fund LLC, Belcrest Capital Fund LLC, Belmar
                        Portfolio                                     Capital Fund LLC, Belport Capital Fund LLC and Belrose Capital
                                                                      Fund LLC (private investment companies sponsored by EVM).

ALAN R. DYNNER          Secretary               Since 1997            Vice President, Secretary and Chief Legal Officer of BMR,
10/10/40                                                              Eaton Vance, EVD and EVC. Officer of 197 investment companies managed by Eaton Vance or BMR.

     Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2004.


                                                   Aggregate Dollar Range
                                                 of Equity Securities Owned
                            Dollar Range of       in All Registered Funds
                            Equity Securities    Overseen by Trustee in the
   Name of Trustee          Owned in the Fund    Eaton Vance Fund Complex
   ---------------          -----------------    ---------------------------
Interested Trustee
   James B. Hawkes                None                  over $100,000
Noninterested Trustees
   Benjamin C. Esty**             None                      None
   Samuel L. Hayes, III           None                  over $100,000
   William H. Park                None                  over $100,000
   Ronald A. Pearlman             None                  over $100,000
   Norton H. Reamer               None                  over $100,000
   Lynn A. Stout                  None             $50,001 - over $100,000*
   Ralph F. Verni**               None                      None


 * Includes shares which may be deemed to be beneficially owned through a Trustee Deferred Compensated Plan.

** Messrs. Esty and Verni were elected as Trustees on April 29, 2005 and thus had no beneficial ownership of securities in the Fund or in the Eaton Vance Fund Complex as of December 31, 2004.

     (c) The fees and expenses of those Trustees of the Registrant and the Portfolio who are not members of the Eaton Vance organization (noninterested Trustees) are paid by the Registrant and the Portfolio, respectively. (The Trustees of the Registrant and the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the fiscal year ended December 31, 2004, the noninterested Trustees of the Registrant and the Portfolio earned the following compensation in their capacities as Trustees from the Fund and the Portfolio. For the year ended December 31, 2004, the noninterested Trustees earned the following compensation from all of the funds in the Eaton Vance fund complex:(1)

                     Jessica M.      Samuel L.     William H.     Ronald A.    Norton H.      Lynn A.
                    Bibliowicz(6)   Hayes, III        Park        Pearlman      Reamer        Stout
                    -------------   ----------     ----------     ---------    ---------      ------
Fund                  $   169        $    553     $    508        $    535     $    525     $    552
Portfolio               1,422           5,129        4,657(2)        4,775        4,870        4,987(3)
Total Compensation
  from Complex         48,125         200,000      180,000(4)      180,000      190,000      190,000(5)

(1) As of May 1, 2005, the Eaton Vance fund complex consists of 197 registered investment companies or series thereof. Messrs. Verni and Esty were elected as Trustees on April 29, 2005 and thus did not receive for the year ended December 31, 2004.
(2)  Includes $4,657 of deferred compensation.
(3)  Includes $1,998 of deferred compensation.
(4)  Includes $107,008 of deferred compensation.
(5)  Includes $45,000 of deferred compensation.
(6)  Ms. Bibliowicz resigned as a Trustee effective April 15, 2004.

     Trustees of the Portfolio that are not affiliated with its investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Trustees' Plan"). Under the Trustees' Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees' Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Trustees' Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

     (d) Not applicable.

     (e) Code of Ethics

     Registrant incorporates by reference information concerning relevant codes of ethics from "Investment Advisory and Administrative Services" in the Feeder Fund SAI.

     (f) Proxy Voting Policies

     Registrant incorporates by reference information concerning relevant proxy voting policies from "Management and Organization" and from "Appendix D" and "Appendix E" in the Feeder Fund SAI.

Item 13. Control Persons and Principal Holders of Securities

     (a) - (c) As of April 1, 2005, the Trustees and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of the Fund. To the knowledge of the Registrant no person of record or beneficially owned 5% or more of the Fund's shares as of April 1, 2005.

Item 14. Investment Advisory and Other Services

     (a) and (c) - (h) Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from "Investment Advisory and Administrative Services" and "Other Service Providers" in the Feeder Fund SAI. Eaton Vance serves as administrator of the Fund, providing the Fund with administrative services and related office facilities. Eaton Vance does not currently receive a fee for serving as administrator. Registrant incorporates by reference information concerning the portfolio manager of the Portfolio from "Investment Advisory and Administrative Services" in the Feeder Fund SAI.

     (b) Not applicable

Item 16. Brokerage Allocation and Other Practices.

     Registrant incorporates by reference information concerning the brokerage practices of, and brokerage commissions paid by, the Portfolio from "Portfolio Security Transactions" in the Feeder Fund SAI.

Item 17. Capital Stock and Other Securities

     (a) The Registrant may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as the Fund). Each share of the Fund represents an equal proportionate beneficial interest in the Fund. When issued and outstanding, the shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

     The Declaration of Trust may be amended by the Trustees when authorized by a majority of the outstanding voting securities of the Trust affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes as do not have a materially adverse effect on the rights or interests of shareholders or if they deem it necessary to conform the Declaration to the requirements of federal laws or state laws or regulations. The Trust or any series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series is not in the best interest of the Trust, or such series or of their respective shareholders.

     As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder's meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust's By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.

     The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In addition, the By-laws of the Trust provide that no natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares have declared that he be removed from office either by declaration in writing filed with the custodian of the assets of the Trust or by votes set in person or by proxy at a meeting called for the purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communicating with shareholders about such a meeting. The By-laws also provide that the Trustees shall promptly call a meeting of shareholders for the purpose of voting upon a question of removal of a Trustee when requested to do so by the record holders of not less than 10 per centum of the outstanding shares.

     Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust's Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust's By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. (The Declaration also contains provisions limiting the liability of a series or class to that series or class). Moreover, the Trust's By-laws also provide for indemnification out of the property of the Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of the Fund will ordinarily substantially exceed its liabilities. In light of the nature of the Fund's business and the nature of its assets, management believes that the possibility of the Fund's liabilities exceeding its assets, and therefore the shareholder's risk of personal liability, is extremely remote.

     (b) Not applicable

Item 18. Purchase, Redemption and Pricing

     (a) and (b) The Registrant does not offer shares of the Fund for sale.

     (c) Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Purchasing and Redeeming Shares - Calculation of Net Asset Value" in the Feeder Fund SAI.

Item 19. Taxation of the Fund

     The Fund, as a series of a Massachusetts business trust, is treated as a separate entity for accounting and tax purposes. The Fund has met the requirements of subchapter M for the taxable year ending December 31, 2004 and intends to meet such requirements for the taxable year ending December 31, 2005. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute all of its net investment income and net realized long-term capital gains in accordance with the timing requirements imposed by the Code, so as to avoid any federal income or excise tax on such income and capital gains. Because the Fund invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Fund to satisfy them. The Portfolio will allocate at least annually among its investors, including the Fund, each investor's distributive share of the Portfolio's net investment income and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to each Fund in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the Fund to satisfy the tax distribution requirements that apply to the Fund and that must be satisfied in order to avoid federal income and/or excise tax on the Fund. For purposes of applying the requirements of the Code regarding qualification as a RIC, each Fund will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

     Certain distributions, if declared in October, November or December and paid the following January, will be taxed to shareholders as if received on December 31 of the year in which they are declared.

     In order to avoid federal excise tax, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income (not including tax-exempt income) for such year, at least 98% of the excess of its realized capital gains over its realized capital losses, generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund was not taxed. Further, under current law, provided that the Fund qualifies as a RIC for federal income tax purposes and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio is liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

     Foreign exchange gains and losses realized by the Portfolio and allocated to the Fund in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, swaps, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the Fund, affect the amount, timing and character of the Fund's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to preserve the Fund's qualification as a RIC or avoid imposition of a tax on the Fund.

     For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level)
(1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 120-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 180-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established security market in the United States) or (b) treated as a foreign personal holding company, foreign investment company, or passive foreign investment company. In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to such

Fund's shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund's dividends (other than property designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

     The Portfolio will allocate at least annually to the Fund and its other investors their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market). Such amounts will be distributed by the Fund to its shareholders in cash or additional shares, as they elect. Shareholders of the Fund will be advised of the nature of the distributions.

     Certain investors in the Portfolio, including the Fund, other RICs and a partnership have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first seven years following the contribution of securities to the Portfolio by an investor (five years for securities contributed prior to June 9, 1997), such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within the applicable time period thereafter will generally receive back one or more of the securities they contributed. In redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the lowest cost basis.

     The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Fund. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio's investors, with the result that the Fund would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If any appreciated securities contributed to the Portfolio by the Fund are sold, the resulting capital gain that is attributable to the period prior to its contribution to the Portfolio would be allocated to the Fund.

     Any loss realized upon the redemption or exchange of shares with a tax holding period of 6 months or less will be treated as a long-term capital loss to the extent of any distribution of net long-term capital gains with respect to such shares. All or a portion of a loss realized upon a taxable disposition of Fund shares may be disallowed under "wash sale" rules if other Fund shares are purchased (whether through reinvestment or dividends or otherwise) within 30 days before or after the disposition. Any disallowed loss will result in an adjustment to the shareholder's tax basis in some or all of the other shares acquired.

     Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs.

     Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number and certain required certifications, as well as shareholders with respect to whom the Fund has received notification from the Internal Revenue Service or a broker, may be subject to "backup" withholding of federal income tax from the

Fund's taxable dividends and other distributions and the proceeds of redemptions (including repurchases and exchanges) at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter.

     In general, dividends (other than capital gain dividends) paid to a shareholder that is not a "U.S. person" within the meaning of the Code (a "foreign person"), are subject to withholding of U.S. federal income tax at a rate of 30% (or lower) applicable treaty rate). Under the American Jobs Creation Action of 2004 (the "2004 Act"), before January 1, 2008, the Fund generally will not be required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign person, and (ii) net short-term capital gains in excess of net long-term capital losses, in each case to the extent such distributions are properly designated by the Fund.

     The 2004 Act modifies the tax treatment of distributions from the Fund that are paid to a foreign person and are attributable to gain from "U.S. real property interests" ("USRPIs"), which the Code defines to include direct holdings of U.S. real property and interests (other than solely as a creditor) in "U.S. real property holding corporations" such as REITs. Under the 2004 Act, which applies to dividends paid or deemed paid on or before December 31, 2007, distributions to foreign persons attributable to gains from the sale or exchange of USRPIs will give rise to an obligation for those foreign persons to file a U.S. Tax return and pay tax, and may well be subject withholding under future regulations. It is not expected that a significant portion of the Fund's distributions will be attributable to gains from the sale or exchange of USRPIs.

     Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Fund.

     The foregoing discussion does not describe many of the tax rules applicable to IRAs nor does it address the special tax rules applicable to certain other classes of investors, such as other retirement plans, tax-exempt entities, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Fund.

Item 20. Underwriters

     Not applicable because Registrant does not make a continuous offering of Fund shares.

Item 21. Calculation of Performance Data

     Not applicable.

Item 22. Financial Statements

     Registrant incorporates by reference the audited financial information for the Fund and the Portfolio contained in the Fund's shareholder report for the fiscal year ended December 31, 2004 as previously filed electronically with the SEC in an N-CSR filing made on March 8, 2005 pursuant to Section 30(b) (2) of the Investment Act of 1940) (Accession No. 0001047469-05-005693).

                                     PART C

                                OTHER INFORMATION

Item 23. Exhibits (with inapplicable items omitted)

(a)(1) Declaration of Trust of the Registrant dated June 24, 1996 filed as Exhibit (1) to Amendment No. 19 and incorporated herein by reference.

   (2) Amendment and Restatement of Establishment and Designation of Series of Shares dated October 19, 1998 filed as Exhibit (a)(2) to Amendment No. 23 and incorporated herein by reference.

   (3) Amendment and Restatement of Establishment and Designation of Series of Shares dated August 14, 2000 (effective March 1, 2001) filed as Exhibit (a)(3) to Amendment No. 25 on April 30, 2001 (Accession No. 0000940394-01-500181) and incorporated herein by reference.

(c) By-laws of the Registrant dated June 24, 1996 filed as Exhibit (2) to Amendment No. 19 and incorporated herein by reference.

(f) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

(g)(1) Custodian Agreement dated August 30, 1996 filed as Exhibit (8) to Amendment No. 19 and incorporated herein by reference.

   (2) Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit (g)(3) to the Registration Statement of Eaton Vance Municipals Trust (File Nos.
          33-572,   811-4409)   (Accession   No.    0000950156-99-000050)    and
          incorporated herein by reference.

   (3) Extension Agreement dated August 31, 2000 to Master Custodian Agreement with Investors Bank & Trust Company filed as Exhibit (g)(4) to Post-Effective Amendment No. 85 of Eaton Vance Municipals Trust (File Nos. 33-572, 811-4409) filed January 23, 2001 (Accession No. 0000940394-01-500027) and incorporated herein by reference.

   (4) Delegation Agreement with Investors Bank & Trust Company dated December 11, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit
          (j)(e) to Amendment No. 5 on form N-2 of Eaton Vance Prime Rate Reserves (File Nos. 333-32267, 811-05808) filed with the Commission on April 3, 2001 (Accession No. 0000940394-01-500126) and incorporated herein by reference.

(h)(1) Administrative Services Agreement with Eaton Vance Management dated August 30, 1996, filed as Exhibit (9) to Amendment No. 19 and incorporated herein by reference.

   (2) Transfer Agency Agreement dated July 31, 2003 filed as Exhibit (h)(3) to Post-Effective Amendment No. 82 of Eaton Vance Growth Trust (File Nos. 2-22019, 811-1241) filed July 31, 2003 (Accession No.
          0000940394-03-000592) and incorporated herein by reference.

   (3) Sub-Transfer Agency Services Agreement effective August 1, 2002 between PFPC Inc. and Eaton Vance Management filed as Exhibit (h)(3) to Post-Effective Amendment No. 45 of Eaton Vance Investment Trust (File Nos. 33-1121, 811-4443) ) filed July 24, 2002 (Accession No.
          0000940394-02-0004620) and incorporated herein by reference.

(r) Code of Ethics adopted by Eaton Vance Corp., Eaton Vance Management, Boston Management and Research, Eaton Vance Distributors, Inc. and the Eaton Vance Funds effective September 1, 2000, as revised February 1, 2005, filed as Exhibit (l) to the Registration Statement on Form N-2 of Eaton Vance Global Enhanced Equity Income Fund (File Nos. 33-122540, 811-21711) filed February 4, 2005 (Accession No.
          0000898432-05-000098) and incorporated herein by reference.

Item 24. Persons Controlled by or under Common Control with Registrant

     Not Applicable

Item 25. Indemnification

     Article IV of the Registrant's Declaration of Trust permits Trustee and officer indemnification by By-law, contract and vote. Article XI of the By-Laws contains indemnification provisions. Registrant's Trustees and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 26. Business and Other Connections of Investment Adviser

     Registrant incorporates herein by reference the information set forth under the caption "Investment Advisory and Administrative Services" from the Feeder Fund's SAI.

Item 27. Principal Underwriters

     Not applicable because Registrant does not make a continuous offering of its shares.

Item 28. Location of Accounts and Records

     All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and the Registrant's transfer agent, PFPC, Inc., 4400 Computer Drive, Westborough, MA 01581-5120 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4),
(5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser, BMR, The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109.

Item 29. Management Services

     Not Applicable

Item 30. Undertakings

     Not Applicable

                                    SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant as duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 29th day of April, 2005.


                                EATON VANCE SERIES TRUST


                                By: /s/ Duncan W. Richardson
                                    ----------------------------
                                    Duncan W. Richardson
                                    President